VOTING INSTRUCTIONS

We encourage you to take advantage of the new and convenient ways to vote your shares or units. If you are voting by proxy, you may vote by mail, telephone or the Internet. Your telephone or Internet vote authorizes the named proxies to vote your shares or units in the same manner as if you marked, signed and returned your proxy card. To vote, please follow these easy steps:

To vote using the Telephone

(within U.S. and Canada)

•   Call toll free 1-866-580-7647 in the United States or Canada any time on a touch tone telephone. There is NO CHARGE to you for the call.

•   Enter your Control Number located below followed by the # sign.

•   Follow the simple recorded instructions.

Option 1: To vote as the Board of Directors and Trustees recommend on ALL proposals, press 1. When asked, please confirm your vote by pressing 1.

Option 2: If you choose to vote on EACH proposal separately, press 2 and follow the simple recorded instructions.

To vote using the Internet • Go to the following web site: https://www.proxyvotenow.com/jrn. • Enter the information requested on your computer screen and follow the simple instructions.	To vote by Mail • Mark, sign and date the proxy card. • Return the proxy card in the postage-paid envelope provided.

YOUR CONTROL NUMBER

IF YOU VOTE BY TELEPHONE OR THE INTERNET, PLEASE DO NOT MAIL BACK THIS PROXY CARD.

PROXIES SUBMITTED BY TELEPHONE OR THE INTERNET MUST BE RECEIVED BY 5:00 P.M., EASTERN TIME, ON SEPTEMBER 2, 2003, THE DAY BEFORE THE MEETING.

IF YOU ELECT TO VOTE BY MAIL, PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENVELOPE PROVIDED.

JOINT SPECIAL MEETING OF

THE SHAREHOLDERS OF

JOURNAL COMMUNICATIONS, INC.

AND THE UNITHOLDERS OF THE

JOURNAL EMPLOYEES’ STOCK TRUST

PROXY

SEPTEMBER 3, 2003

This proxy is solicited on behalf of Journal Communications, Inc.’s Board of Directors.

The undersigned appoints Steven J. Smith and Douglas G. Kiel, and each of them, each with full power to act without the other, and each with full power of substitution, as Proxies to vote (1) all of the shares of common stock of Journal Communications, Inc. held of record by the undersigned as of the close of business on July 18, 2003 or (2) one share of Journal Communications, Inc. common stock for each Unit of Beneficial Interest of the Journal Employees’ Stock Trust held of record by the undersigned as of the close of business on July 18, 2003, at the Joint Special Meeting referred to above, to be held on September 3, 2003, or any adjournment or postponement thereof. The undersigned also acknowledges receipt of the Joint Proxy Statement/Prospectus relating to the Joint Special Meeting.

This Proxy, when properly executed, will be voted in the manner the undersigned Shareholder or Unitholder directs on the reverse side of this card. If you sign and return this Proxy but do not specify otherwise, this Proxy will be voted FOR each of the proposals listed on the reverse side of this card. Therefore, to direct a vote FOR each of the proposals, you need not mark any box. Simply sign, date and return this Proxy.

If this Proxy is not returned, or if you do not vote via the telephone or the Internet, then the shares of Journal Communications, Inc. common stock you own or that are represented by the Units of Beneficial Interest that you own will not be voted. Failure by any Shareholder or Unitholder to return this Proxy or to vote via the telephone or the Internet will have the effect of a vote against proposals 1 and 2.

Please be sure to sign on the reverse side of this card exactly as your name appears on this proxy card.

PLEASE REFER TO THE REVERSE SIDE TO VOTE.

JOURNAL COMMUNICATIONS, INC.

JOURNAL EMPLOYEES’ STOCK TRUST

Journal Communications, Inc.’s Board of Directors and the Trustees of the Journal Employees’ Stock Trust recommend that you vote “FOR” proposals 1, 2, 3 and 4.

1.	Proposal to approve the Agreement and Plan of Share Exchange, dated as of June 26, 2003, by and between Journal Communications, Inc. and The Journal Company:

	☐ FOR	☐ AGAINST	☐ ABSTAIN

2.	Proposal to approve the amendment and termination of the Journal Employees’ Stock Trust (or JESTA):

	☐ FOR	☐ AGAINST	☐ ABSTAIN

3.	Proposal to approve The Journal Company 2003 Equity Incentive Plan:

	☐ FOR	☐ AGAINST	☐ ABSTAIN

4.	Proposal to approve The Journal Company 2003 Employee Stock Purchase Plan:

	☐ FOR	☐ AGAINST	☐ ABSTAIN

5.	In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Joint Special Meeting or any adjournment or postponement thereof.

Date                             , 2003

Signature:

PLEASE SIGN NAME EXACTLY AS IT APPEARS ABOVE.